    As filed with the Securities and Exchange Commission on September 28, 2001


                                                      Registration No. 333-65244
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               LENNAR CORPORATION
               Co-registrants are listed on the following pages.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                            95-4337490
      (State or Other Jurisdiction of                   (I.R.S. Employer Identification No.)
       Incorporation or Organization)
                                                                David B. McCain, Esq.
                                                         Vice President and General Counsel
                                                                 Lennar Corporation
        700 Northwest 107th Avenue                           700 Northwest 107th Avenue
           Miami, Florida 33172                                 Miami, Florida 33172
              (305) 559-4000                                       (305) 559-4000
(Address, including zip code, and telephone           (Name, address, including zip code, and
      number, including area code, of                telephone number, including area code, of
 registrant's principal executive offices)                       agent for service)

                                 With copies to:
                            David W. Bernstein, Esq.
                              Kathleen Werner, Esq.
                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.   [X]

                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of Securities to be       Amount to be     Proposed Maximum        Proposed Maximum           Amount of
                  registered                      registered     Aggregate Price Per     Aggregate Offering     Registration Fee(5)
                                                                        Unit                  Price(2)
--------------------------------------------     ------------    -------------------     ------------------     -------------------
        Common Stock, Preferred Stock,
  Participating Preferred Stock, Depositary
     Shares, Debt Securities, Warrants(1)            (3)                 (3)                $970,000,000            $242,500(6)

                Guarantees of
               Debt Securities
    by direct and indirect subsidiaries of
                  Lennar(4)                          (3)                 (3)                      -                    $0(5)

----------

(1) Includes shares of Common Stock which may be issued upon conversion of Preferred Stock or Debt Securities, or exercise of Warrants, which are being registered.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3)      Not applicable, as provided in General Instruction II.D to Form S-3.

(4)      See the following pages for a list of the subsidiary guarantors.

(5) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

(6) $71,280 of the registration fee was paid in connection with the filing of Registration Statement File No. 333-42586. An additional $182,500 was paid with the initial filing of this registration statement.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus constituting a part of this registration statement is a combined prospectus and therefore also relates to securities of Lennar Corporation registered pursuant to registration statement File No. 333-42586.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The following direct and indirect subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

                                                                              JURISDICTION OF
                                                                              INCORPORATION        I.R.S. EMPLOYER
                                                                              OR
NAME OF CO-REGISTRANT                                                         ORGANIZATION         IDENTIFICATION NO.
---------------------                                                         ------------         ------------------
BCDC Corp.                                                                    California           59-3504210
Boca Greens, Inc.                                                             Florida              59-1707681
Boca Isles South Club, Inc.                                                   Florida              65-0456217
Bramalea California Properties, Inc.                                          California           98-0087244
Bramalea California Realty, Inc.                                              California           59-3504214
Bramalea California, Inc.                                                     California           95-3426206
Canterbury Corporation                                                        Florida              59-3236245
Clodine-Bellaire LP, Inc.                                                     Nevada               91-1937380
Club Pembroke Isles, Inc.                                                     Florida              65-0567595
Countryplace Golf Course, Inc.                                                Texas                76-0270117
DCA NJ Realty, Inc.                                                           New Jersey           22-2242815
DCA of Lake Worth, Inc.                                                       Florida              59-1863953
DCA of New Jersey, Inc.                                                       New Jersey           22-2285266
E.M.J.V. Corp.                                                                Florida              59-3411844
Greystone Construction, Inc.                                                  Arizona              86-0864245
Greystone Homes of Nevada, Inc.                                               Delaware             88-0412604
Greystone Homes, Inc.                                                         Delaware             93-1070009
Greystone Nevada, LLC                                                         Delaware             88-0412611
Harris County LP, Inc.                                                        Nevada               91-1890279
Homecraft Corporation                                                         Texas                76-0334090
Imperial Homes Corporation                                                    Florida              76-0334117
Inactive Corporations, Inc.                                                   Florida              59-1275889
Kings Ridge Golf Corporation                                                  Florida              65-0718382
Kings Ridge Recreation Corporation                                            Florida              65-0718384
Kings Wood Development Corporation                                            Florida              65-0766576
Lennar Acquisition Corp. II                                                   California           33-0812777
Lennar Communities Development, Inc.                                          Delaware             86-0262130
Lennar Communities, Inc.                                                      California           33-0855007
Lennar Construction, Inc.                                                     Arizona              86-0972186
Lennar Financial Services, Inc.                                               Florida              65-0774024
Lennar Homes of Arizona, Inc.                                                 Arizona              65-0163412
Lennar Homes of California, Inc.                                              California           93-1223261
Lennar Homes of Texas Land and Construction, Ltd.                             Texas                75-2792018
Lennar Homes of Texas Sales and Marketing, Ltd.                               Texas                75-2792019
Lennar Homes, Inc.                                                            Florida              59-0711505
Lennar La Paz Limited, Inc.                                                   California           33-0812775
Lennar La Paz, Inc.                                                           California           33-0812776
Lennar Land Partners Sub II, Inc.                                             Nevada               88-0429001
Lennar Land Partners Sub, Inc.                                                Delaware             65-0776454
Lennar Management, Inc.                                                       California           65-0626774
Lennar Nevada, Inc.                                                           Nevada               88-0401445
Lennar Northland I, Inc.                                                      California           33-0805080
Lennar Northland II, Inc.                                                     California           33-0821001
Lennar Northland III, Inc.                                                    California           33-0821002
Lennar Northland IV, Inc.                                                     California           33-0821003
Lennar Northland V, Inc.                                                      California           33-0836779
Lennar Northland VI, Inc.                                                     California           33-0836810
Lennar Oceanside, LLC                                                         California           33-0843358
Lennar Pacific Properties, Inc.                                               Delaware             88-0412607

                                                                              JURISDICTION OF
                                                                              INCORPORATION        I.R.S. EMPLOYER

                                                                              OR
NAME OF CO-REGISTRANT                                                         ORGANIZATION         IDENTIFICATION NO.
---------------------                                                         ------------         ------------------
Lennar Pacific, Inc.                                                          Delaware             88-0412608
Lennar Pacific, L.P.                                                          Delaware             88-0412610
Lennar Realty, Inc.                                                           Florida              59-0866794
Lennar Renaissance, Inc.                                                      California           33-0726195
Lennar Sacramento, Inc.                                                       California           33-0794993
Lennar Sales Corp.                                                            California           95-4716082
Lennar San Jose Holdings, Inc.                                                California           65-0645170
Lennar Southland I, Inc.                                                      California           33-0801714
Lennar Southland II, Inc.                                                     California           33-0836784
Lennar Southland III, Inc.                                                    California           33-0836786
Lennar Southwest Holding Corp.                                                Nevada               91-1933536
Lennar Texas Holding Company                                                  Texas                75-2788257
Lennar.Com, Inc.                                                              Florida              65-0980149
Long Point Development Corporation                                            Texas                76-0587917
Lucerne Merged Condominiums, Inc.                                             Florida              65-0576452
Lundgren Bros. Construction, Inc.                                             Minnesota            41-0970679
M.A.P. Builders, Inc.                                                         Florida              59-1908120
Marlborough Development Corporation                                           California           95-6072804
Mid-County Utilities, Inc.                                                    Maryland             76-0610395
Midland Housing Industries Corp.                                              California           95-2775081
Midland Investment Corporation                                                California           95-2842301
Mission Viejo 12S Venture, LP                                                 California           33-0615197
Mission Viejo Holdings, Inc.                                                  California           33-0785862
North American Title Group, Inc.                                              Florida              65-0764516
Oceanpointe Development Corporation                                           Florida              76-0264460
Orrin Thompson Construction Company                                           Minnesota            76-0334101
Orrin Thompson Homes Corp.                                                    Minnesota            76-0334105
Paparone Construction Co.                                                     New Jersey           76-0334106
Prairie Lake Corporation                                                      Florida              76-0529840
Rancho Summit, LLC                                                            California           33-0787817
REGTC, Inc.                                                                   Texas                76-0499633
Rivenhome Corporation                                                         Florida              76-0569346
Riviera Land Corp.                                                            Florida              59-1281470
Rutenberg Homes of Texas, Inc.                                                Texas                76-0215995
Rutenberg Homes, Inc. (FL)                                                    Florida              76-0340291
Savell Gulley Development Corporation                                         Texas                76-0564056
Silver Lakes-Gateway Clubhouse, Inc.                                          Florida              65-0628738
SLTC, Inc.                                                                    Texas                58-2451020
Stoney Corporation                                                            Florida              59-3374931
Strategic Holdings, Inc.                                                      Nevada               91-1770357
Strategic Technologies Communications of California, Inc.                     California           95-4149805
Strategic Technologies, Inc.                                                  Florida              65-0523605
Summerway Investment Corp.                                                    Florida              76-0589471
U.S. Home Corporation                                                         Delaware             52-2227619
U.S. Home of Arizona Construction Co.                                         Arizona              74-2402824
U.S. Home of Colorado Real Estate, Inc.                                       Colorado             76-0305947
U.S. Home Realty Corporation                                                  Florida              76-0327612
U.S.H. Realty, Inc. (MD)                                                      Maryland             74-2765031
U.S. Home Realty, Inc. (TX)                                                   Texas                76-0136964
U.S.H. Corporation of New York                                                New York             22-1995835

                                                                              JURISDICTION OF
                                                                              INCORPORATION        I.R.S. EMPLOYER
                                                                              OR
NAME OF CO-REGISTRANT                                                         ORGANIZATION         IDENTIFICATION NO.
---------------------                                                         ------------         ------------------
U.S.H. Los Prados, Inc.                                                       Nevada               88-0232393
Universal Title Insurors, Inc.                                                Florida              59-2114706
USH (West Lake), Inc.                                                         New Jersey           22-3471278
USH Acquisition Corp.                                                         Delaware             76-0604353
USH Equity Corporation                                                        Nevada               76-0450341
USH Holding, Inc.                                                             Delaware             76-0572706
USH Millennium Ventures Corp.                                                 Florida              76-0546603
USH Woodbridge, Inc.                                                          Texas                76-0561576
USH/MJR, Inc.                                                                 Texas                76-0573246
Westchase, Inc.                                                               Nevada               91-1954138
Weststone Corporation                                                         Florida              74-2944437

                                  $970,000,000


                  Subject to completion, dated September 28, 2001


PROSPECTUS

                               LENNAR CORPORATION

                                  Common Stock
                                 Preferred Stock
                          Participating Preferred Stock
                                Depositary Shares
                                 Debt Securities
                                       and
                                    Warrants


         We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), participating preferred stock, depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series and which may or may not be guaranteed by some or all of our subsidiaries, other than our subsidiaries which are mortgage or title reinsurance companies) or warrants entitling the holders to purchase common stock, preferred stock, participating preferred stock, depositary shares or debt securities, at an aggregate initial offering price which will not exceed $970,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

         We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

         In each prospectus supplement we will include the following information:

         - The names of the underwriters or agents, if any, through which we will sell the securities;

         - The proposed amounts of securities, if any, which the underwriters will purchase;

         -        The compensation, if any, of those underwriters or agents;

         -        The major risk factors associated with the securities offered;

         -        The initial public offering price of the securities;

         - Information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

         - Any other material information about the offering and sale of the securities.


         Our common stock is listed on the New York Stock Exchange under the symbol "LEN."


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES WE MAY BE OFFERING OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES DESCRIBED IN IT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SALE IS NOT PERMITTED.

                 The date of this Prospectus is September 28, 2001

                                TABLE OF CONTENTS

                                                                          PAGE
FORWARD-LOOKING INFORMATION ...........................................    i

LENNAR ................................................................    1

USE OF PROCEEDS .......................................................    1

RATIO OF EARNINGS TO FIXED CHARGES ....................................    1

DESCRIPTION OF DEBT SECURITIES ........................................    2

DESCRIPTION OF WARRANTS ...............................................    5

DESCRIPTION OF COMMON STOCK AND PREFERRED SHARES ......................    5

DESCRIPTION OF PARTICIPATING PREFERRED STOCK ..........................    7

DESCRIPTION OF DEPOSITARY SHARES ......................................    7

LEGAL MATTERS .........................................................    9

EXPERTS ...............................................................    9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .......................    9

INFORMATION WE FILE ...................................................   10

                           FORWARD-LOOKING INFORMATION

         We make forward-looking statements about our business in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in those forward-looking statements are reasonable, it is possible they will prove not to have been correct, particularly given the cyclical nature of the market for new homes. Among the factors which can affect our future performance are changes in interest rates, changes in demand for homes in areas in which we are developing communities, the availability and cost of land suitable for residential development, changes in the costs of labor and materials, competition, environmental factors and changes in government regulations.







                                       (i)

                                     LENNAR

         We are one of the nation's largest homebuilders and a provider of residential financial services. Our homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land directly and through partnerships. Our financial services operations provide mortgage financing, title insurance and closing services for our homebuyers and others, package and resell residential mortgage loans, and provide high-speed Internet access, cable television, alarm installation and home monitoring services to residents of our communities and others.


         On May 3, 2000, we acquired U.S. Home Corporation in a transaction in which U.S. Home stockholders received a total of approximately $243 million in cash and 13 million shares of our common stock, which were valued at approximately $267 million at the time of the transaction. U.S. Home and its subsidiaries contributed 39.6% of our homebuilding revenues and 40.7% of our homebuilding expenses during the approximately seven months between the time we acquired them and the end of our fiscal year on November 30, 2000. U.S. Home and its subsidiaries contributed 31.2% of our homebuilding revenues and 31.9% of our homebuilding expenses for the entire fiscal year.


         Our strategy has included:

- acquiring land at what we believe to be favorable prices through our own efforts and in partnerships;

- acquiring companies or their assets as a way of expanding our homebuilding and financial services activities;

- focusing our homebuilding activities on the fastest growing home markets;

- using our financial services subsidiaries to generate additional earnings; and

-        emphasizing customer care and satisfaction.

         We are a Delaware corporation, with our principal executive offices at 700 N.W. 107th Avenue, Miami, Florida 33172. Our main telephone number at those offices is (305) 559-4000.

                                 USE OF PROCEEDS

         Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, including indebtedness of our wholly-owned subsidiaries, for acquisitions, or for other general corporate purposes. While we are continuously involved in discussions about possible acquisitions, the only transaction we are discussing which currently appears probable would involve our payment of approximately $10 million, which would consist partly of cash and partly of shares of our common stock.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                     SIX MONTHS ENDED                      YEARS ENDED NOVEMBER 30,
                                                    -------------------      ----------------------------------------------------
                                                    MAY 31,     MAY 31,
                                                     2001        2000        2000        1999        1998        1997        1996
                                                    -------     -------      ----        ----        ----        ----        ----
Ratio of earnings to fixed charges(1) .......        4.0x        2.9x        3.5x        4.7x        4.7x        2.2x        2.7x
Ratio of earnings to fixed charges (excluding
  limited-purpose finance subsidiaries)(1) ..        4.0x        2.9x        3.6x        4.8x        4.9x        2.3x        2.9x

---------------------------

(1) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes plus "fixed charges" and certain other adjustments. "Fixed charges" consist of interest incurred on all indebtedness related to continuing operations (including amortization of original issue discount) and the implied interest component of our rent obligations. The implied interest component of rent obligations for years prior to 1998 was not material.

         There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

         We will issue the debt securities under an indenture dated as of December 31, 1997 with Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. We have filed the indenture as an exhibit to our Registration Statement, File No. 333-73311, and you may inspect it as described under "Information We File" on page 10 or at the office of the trustee.

GENERAL

         The debt securities will be direct obligations of our company and may be either senior debt securities or subordinated debt securities. Some or all of the co-registrants under the registration statement which includes this prospectus (each our direct or indirect subsidiary) may guaranty our payment of debt securities issued under this prospectus. In addition, the debt securities may be secured by some or all of our subsidiaries. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

         - the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

         - any limit upon the aggregate principal amount of a series of debt securities which we may issue;

         - the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

         - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

         - the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

         - whether our obligations with regard to the debt securities are guaranteed by some or all of our subsidiaries;

         - whether our obligations with regard to the debt securities are secured by shares of some or all of our subsidiaries;

         - the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

         - any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

         - the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

         - any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

         - any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

         - the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

         - any special or modified events of default or covenants with respect to the debt securities; and

         -        any other material terms of the debt securities.

         The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities may contain provisions of that type.

         We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

         If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

FORM OF DEBT SECURITIES

         We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

         We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

EVENTS OF DEFAULT AND REMEDIES

         An event of default with respect to each series of debt securities will include:

         - our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

         - our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

         - our default for 60 days after notice in the observance or performance of any other covenants in the indenture; and

         - certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.

         The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

         The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the series of debt securities then outstanding.

         The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

         A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

MODIFICATION OF THE INDENTURE

         We and the trustee may:

         - without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

         - with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

         - with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

         However, we may not:

         - extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

         - reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

MERGERS AND OTHER TRANSACTIONS

         We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and
(2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

CONCERNING THE TRUSTEE

         Bank One Trust Company, N.A., the trustee under the indenture, provides, and may continue to provide, loans and banking services to us in the ordinary course of its business.


GOVERNING LAW

         The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

                             DESCRIPTION OF WARRANTS

         Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

         - the securities which may be purchased by exercising the warrants (which may be common stock, preferred shares, participating preferred shares, debt securities, depositary shares or units consisting of two or more of those types of securities);

         - the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

         -        the period during which the warrants may be exercised;

         - any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

         - the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

         -        any other material terms of the warrants.

                DESCRIPTION OF COMMON STOCK AND PREFERRED SHARES

         Our authorized capital stock consists of 100,000,000 shares of common stock, $0.10 par value, 30,000,000 shares of class B common stock, $0.10 par value, 100,000,000 shares of participating preferred stock, $0.10 par value, and 500,000 shares of preferred stock, $10.00 par value. At May 31, 2001, 54,018,069 shares of our common stock, 9,772,812 shares of our class B common stock and no shares of participating preferred stock or preferred stock were outstanding.

PREFERRED STOCK

         We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

         -        the title of the series;

         - any limit upon the number of shares of the series which may be issued;

         - the preference, if any, to which holders of the series will be entitled upon our liquidation;

         - the date or dates on which we will be required or permitted to redeem shares of the series;

         - the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

         -        the voting rights of the holders of the preferred stock;

         - the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

         - the right, if any, of holders of the series to convert them into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

         - any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

         -        any other material terms of the series.

         Holders of shares of preferred stock will not have preemptive rights.

COMMON STOCK

         All the outstanding shares of our common stock are fully paid and nonassessable and are entitled to participate equally and ratably in dividends and in distributions available for the common stock on liquidation. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of common stock are not entitled to cumulative votes in the election of our directors.

         The transfer agent and registrar for the common stock is EquiServe Trust Company, a wholly-owned subsidiary of EquiServe Limited Partnership of Canton, Massachusetts.

CLASS B COMMON STOCK

         Our class B common stock is identical in every respect with our common stock, except that (a) each share of class B common stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of common stock is entitled to only one vote, (b) the cash dividends, if any, paid with regard to a share of the class B common stock in a year cannot be more than 90% of the cash dividends, if any, paid with regard to a share of the common stock in that year, (c) a holder cannot transfer class B common stock, except to a limited group of Permitted Transferees (primarily close relatives of the class B stockholder, fiduciaries for the class B stockholder or for close relatives, and entities of which the class B stockholder or close relatives are majority owners), (d) each share of class B common stock may at any time be converted into one share of common stock, but common stock may not be converted into class B common stock, (e) amendments to provisions of our Certificate of Incorporation relating to the common stock or the class B common stock require the approval of a majority of the shares of common stock which are voted with regard to them (as well as approval of a majority in voting power of all the outstanding common stock and class B common stock combined), and (f) under Delaware law, certain matters affecting the rights of holders of class B common stock may require approval of the holders of the class B common stock voting as a separate class.

         At May 31, 2001, Leonard Miller, our Chairman, owned, through a family partnership, class B common stock which would be entitled to approximately 64% of the combined votes which could be cast by the holders of the common stock and the class B common stock. That gives Mr. Miller the power to elect all our directors and to approve most matters that are presented to our stockholders, even if no other stockholders vote in favor of them. Mr. Miller has no current intention to convert a significant number of shares of class B common stock into common stock, or to sell any common stock, although, unless otherwise stated in a particular prospectus supplement, he would be free to do so at any time.

         The existence of class B common stock, which has substantially greater voting rights than the common stock, probably would discourage non-negotiated tender offers and other types of non-negotiated takeovers, if any were contemplated. Mr. Miller's ownership might discourage someone from making a significant equity investment in us, even if we needed the investment to meet our obligations and to operate our business. Mr. Miller's ownership of class B common stock would make it impossible for anyone to acquire voting control of us as long as the total outstanding class B common stock is at least 10% of the combined common stock of both classes and we have no other class of stock which votes in the election of directors (if at any time the outstanding shares of class B common stock are less than 10% of the outstanding shares of both classes of common stock taken together, the class B common stock will automatically be converted into common stock).

                  DESCRIPTION OF PARTICIPATING PREFERRED STOCK

         Our participating preferred stock is identical with the common stock in every way, except that (a) no dividends may be paid with regard to the common stock in a calendar year until the holders of the participating preferred stock have received a total of $.0125 per share, then no dividends may be paid in that year with regard to the participating preferred stock until the holders of the common stock have received dividends totaling $.0125 per share, and then any additional dividends in the year will be paid on an equal per share basis to the holders of the participating preferred stock and of the common stock, (b) if we are liquidated, none of our assets may be distributed to the holders of the common stock until the holders of the participating preferred stock have received assets totaling $10 per share, then no assets may be distributed to the holders of the participating preferred stock until the holders of the common stock have received assets totaling $10 per share, and then any further liquidating distributions will be made on an equal per share basis to the holders of the participating preferred stock and of the common stock, and (c) holders of participating preferred stock will vote separately on corporate actions which would change the participating preferred stock or would cause the holders of the participating preferred stock to receive consideration in a merger or similar transaction which is different from the consideration received by the holders of the common stock.

                        DESCRIPTION OF DEPOSITARY SHARES

         We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

         While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

         DIVIDENDS AND OTHER DISTRIBUTIONS. Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

         WITHDRAWAL OF PREFERRED STOCK. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

         REDEMPTION OF DEPOSITARY SHARES. Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

         VOTING. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

         LIQUIDATION PREFERENCE. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of preferred stock which is represented by the depositary share.

         CONVERSION. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of preferred stock to which the depositary shares relate could at the time be converted.

         AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

         - all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted or

         - the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

         MISCELLANEOUS. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

                                  LEGAL MATTERS

         Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

                                     EXPERTS

         The financial statements as of November 30, 2000 and 1999, and for each of the three years in the period ended November 30, 2000, and the related financial statement schedule incorporated by reference into this prospectus and the registration statement of which it is a part have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in and incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2000, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedules of U.S. Home Corporation incorporated by reference in this prospectus and the registration statement of which it is a part from U.S. Home's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-11749 or U.S. Home Corporation has previously filed with the Securities and Exchange Commission under the File Number 1-05899:

         (a) our Annual Reports on Form 10-K and form 10-K/A for the fiscal year ended November 30, 2000;

         (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2001;

         (c) our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2001;

         (d)      our Current Report on Form 8-K dated May 2, 2000;

         (e)      our Current Report on Form 8-K/A dated June 30, 2000;

         (f)      our Current Report on Form 8-K dated April 3, 2001;

         (g)      our Current Report on Form 8-K dated April 4, 2001;

         (h)      our Definitive Proxy Statement dated March 9, 2001;

         (i) the description of our common stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

         (j) U.S. Home Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

         We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, attention: Director of Investor Relations (telephone: 305-559-4000).

                               INFORMATION WE FILE

         We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee - Securities and Exchange Commission............   $171,220
Accounting fees and expenses.....................................      5,000 (1)
Legal fees and expenses..........................................     20,000 (1)
Trustees' fees and expenses......................................        N/A (1)
Miscellaneous....................................................     13,780
                                                                    --------
Total............................................................   $210,000
                                                                    ========

----------

(1) Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the General Corporation Law of Delaware, our Certificate of Incorporation provides that an officer, director, employee or agent of our company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of our company that person shall be indemnified only for the expenses actually and reasonably incurred by him and, if that person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

ITEM 16. EXHIBITS.

         4.1 Form of Indenture, dated as of December 31, 1997, between the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, (incorporated by reference to the Company's Registration Statement on Form S-3, file number 333-45527, dated February 3, 1998).

         4.2(a) The Company's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, dated March 1, 1999), as amended by the Certificate of Amendment to Certificate of Incorporation, dated April 9, 1999 (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1999, file number 1-11749, dated February 28, 2000).

         4.2(b)   By-Laws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Current Report on Form 8-K, file number 1-06643, dated November 17, 1997).

         5.1      Opinion of Clifford Chance Rogers & Wells LLP.

        12.1 Statements of computation of ratios of earnings to fixed charges.

         23.1     Consent of Clifford Chance Rogers & Wells LLP (contained in
                  Exhibit 5.1).

         23.2     Consent of Deloitte & Touche LLP (filed with this amendment).

         23.3     Consent of Arthur Andersen LLP (filed with this amendment).

         24.1     Power of Attorney (included with the signature pages).

         25.1 Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture. Incorporated by reference to Registration Statement File No. 333-45527.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (5) That, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of our Certificate of Incorporation, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Miami-Dade, State of Florida on September 28, 2001.


                             LENNAR CORPORATION



                             By:   /s/    Stuart A. Miller
                                 ----------------------------------------
                                  Name:   Stuart A. Miller
                                  Title:  President and Chief Executive Officer


         The following direct and indirect subsidiaries of registrant may guarantee the debt securities and are co-registrants under this registration statement.


NAME OF CO-REGISTRANT
---------------------

BCDC Corp.
Boca Greens, Inc.
Boca Isles South Club, Inc.
Bramalea California Properties, Inc.
Bramalea California Realty, Inc.
Bramalea California, Inc.
Canterbury Corporation
Clodine-Bellaire LP, Inc.
Club Pembroke Isles, Inc.
Countryplace Golf Course, Inc.
DCA NJ Realty, Inc.
DCA of Lake Worth, Inc.
DCA of New Jersey, Inc.
E.M.J.V. Corp.
Greystone Construction, Inc.
Greystone Homes of Nevada, Inc.
Greystone Homes, Inc.
Harris County LP, Inc.
Homecraft Corporation
Imperial Homes Corporation
Inactive Corporations, Inc.
Kings Ridge Golf Corporation
Kings Ridge Recreation Corporation
Kings Wood Development Corporation
Lennar Acquisition Corp. II
Lennar Communities Development, Inc.
Lennar Communities, Inc.
Lennar Construction, Inc.
Lennar Financial Services, Inc.
Lennar Homes of Arizona, Inc.
Lennar Homes of California, Inc.
Lennar Homes, Inc.
Lennar La Paz Limited, Inc.
Lennar La Paz, Inc.
Lennar Land Partners Sub II, Inc.

NAME OF CO-REGISTRANT
---------------------

Lennar Land Partners Sub, Inc.
Lennar Management, Inc.
Lennar Nevada, Inc.
Lennar Northland I, Inc.
Lennar Northland II, Inc.
Lennar Northland III, Inc.
Lennar Northland IV, Inc.
Lennar Northland V, Inc.
Lennar Northland VI, Inc.
Lennar Realty, Inc.
Lennar Renaissance, Inc.
Lennar Sacramento, Inc.
Lennar Sales Corp.
Lennar San Jose Holdings, Inc.
Lennar Southland I, Inc.
Lennar Southland II, Inc.
Lennar Southland III, Inc.
Lennar Southwest Holding Corp.
Lennar Texas Holding Company
Lennar.Com, Inc.
Long Point Development Corporation
Lucerne Merged Condominiums, Inc.
Lundgren Bros. Construction, Inc.
M.A.P. Builders, Inc.
Marlborough Development Corporation
Mid-County Utilities, Inc.
Midland Housing Industries Corp.
Midland Investment Corporation
Mission Viejo 12S Venture, LP
Mission Viejo Holdings, Inc.
North American Title Group, Inc.
Oceanpointe Development Corporation
Orrin Thompson Construction Company
Orrin Thompson Homes Corp.
Paparone Construction Co.


Prairie Lake Corporation


REGTC, Inc.
Rivenhome Corporation
Riviera Land Corp.
Rutenberg Homes of Texas, Inc.
Rutenberg Homes, Inc. (FL)
Savell Gulley Development Corporation
Silver Lakes-Gateway Clubhouse, Inc.
SLTC, Inc.
Stoney Corporation
Strategic Holdings, Inc.
Strategic Technologies Communications of California, Inc.
Strategic Technologies, Inc.
Summerway Investment Corp.
U.S. Home Corporation
U.S. Home of Arizona Construction Co.
U.S. Home of Colorado Real Estate, Inc.
U.S. Home Realty Corporation

NAME OF CO-REGISTRANT
---------------------

U.S.H. Realty, Inc. (MD)
U.S. Home Realty, Inc. (TX)
U.S.H. Corporation of New York
U.S.H. Los Prados, Inc.
Universal Title Insurors, Inc.
USH (West Lake), Inc.
USH Acquisition Corp.
USH Equity Corporation
USH Holding, Inc.
USH Millennium Ventures Corp.
USH Woodbridge, Inc.
USH/MJR, Inc.
Westchase, Inc.
Weststone Corporation
**Greystone Nevada, LLC
**Lennar Oceanside, LLC
**Lennar Pacific Properties, Inc.
**Lennar Pacific, Inc.
**Lennar Pacific, L.P.
**Rancho Summit, LLC
*Lennar Homes of Texas Land and Construction, Ltd.
*Lennar Homes of Texas Sales and Marketing, Ltd.



                                      as Guarantors
                                      By:       /s/ David B. McCain
                                               ---------------------------------
                                      Name:    David B. McCain
                                      Title:   Vice President


*        Executed by Lennar Texas Holding Company, as General Partner.
**       Executed by Authorized Agent.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Miller, Bruce Gross, David B. McCain and Diane J. Bessette his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

            Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

ON BEHALF OF LENNAR CORPORATION:



SIGNATURE                                                      TITLE(S)                                        DATE
---------                                                      --------                                        ----
*                                               Chief Executive Officer,                                 September 28, 2001
--------------------------------------            President and Director
Stuart A. Miller                                   (Principal Executive Officer)


*                                               Vice President and Chief Financial Officer               September 28, 2001
--------------------------------------            (Principal Financial Officer)
Bruce Gross

*                                               Vice President and Controller                            September 28, 2001
--------------------------------------            (Principal Accounting Officer)
Diane J. Bessette

*                                               Chairman of the Board of Directors                       September 28, 2001
--------------------------------------
Leonard Miller

*                                               Director                                                 September 28, 2001
--------------------------------------
Irving Bolotin

*                                               Director                                                 September 28, 2001
--------------------------------------
Steven L. Gerard

*                                               Director                                                 September 28, 2001
--------------------------------------
Jonathan M. Jaffe

*                                               Director                                                 September 28, 2001
--------------------------------------
R. Kirk Landon

*                                               Director                                                 September 28, 2001
--------------------------------------
Sidney Lapidus

*                                               Director                                                 September 28, 2001
--------------------------------------
Herve Ripault

*                                               Director                                                 September 28, 2001
--------------------------------------
Arnold P. Rosen

                                                Director
--------------------------------------
Donna Shalala


SIGNATURE                                                      TITLE(S)                                        DATE
---------                                                      --------                                        ----

*                                               Director                                                 September 28, 2001
--------------------------------------
Steven J. Saiontz

*                                               Vice-Chairman of the Board of Directors                  September 28, 2001
--------------------------------------
Robert J. Strudler


ON BEHALF OF THE FOLLOWING LISTED CO-REGISTRANTS:


NAME OF CO-REGISTRANT
---------------------

BCDC Corp.
Boca Greens, Inc.
Boca Isles South Club, Inc.
Bramalea California, Inc.
Bramalea California Properties, Inc.
Bramalea California Realty, Inc.
Clodine-Bellaire LP, Inc.
Club Pembroke Isles, Inc.
DCA NJ Realty, Inc.
DCA of Lake Worth, Inc.
DCA of New Jersey, Inc.
Harris County LP, Inc.
Inactive Corporations, Inc.
Kings Ridge Golf Corporation
Kings Ridge Recreation Corporation
Kings Wood Development Corporation
Lennar Acquisition Corp. II
Lennar Communities, Inc.
Lennar Communities Development, Inc.
Lennar Construction, Inc.
Lennar Homes, Inc.

NAME OF CO-REGISTRANT
---------------------

Lennar Homes of Arizona, Inc.
Lennar Homes of California, Inc.
Lennar La Paz Limited, Inc.
Lennar La Paz, Inc.
Lennar Land Partners Sub, Inc.
Lennar Land Partners Sub II, Inc.
Lennar Management, Inc.
Lennar Nevada, Inc.
Lennar Northland I, Inc.
Lennar Northland II, Inc.
Lennar Northland III, Inc.
Lennar Northland IV, Inc.
Lennar Northland V, Inc.
Lennar Northland VI, Inc.
Lennar Realty, Inc.
Lennar Renaissance, Inc.
Lennar Sacramento, Inc.
Lennar San Jose Holdings, Inc.
Lennar Southland I, Inc.
Lennar Southland II, Inc.
Lennar Southland III, Inc.
Lennar Southwest Holding Corp.
Lennar Texas Holding Company
Lennar.Com, Inc.
Long Point Development Corporation
Lucerne Merged Condominiums, Inc.
M.A.P. Builders, Inc.
Marlborough Development Corporation
Midland Housing Industries Corp.
Midland Investment Corporation
Mission Viejo Holdings, Inc.
Riviera Land Corp.
Savell Gulley Development Corporation
Silver Lakes-Gateway Clubhouse, Inc.
Strategic Holdings, Inc.
Strategic Technologies Communications of California, Inc.
Strategic Technologies, Inc.
Westchase, Inc.

SIGNATURE                                                            TITLE(S)                                   DATE
---------                                                            --------                                   ----
*                                                Chief Executive Officer, President                      September 28, 2001
--------------------------------------             and Director
Stuart A. Miller                                   (Principal Executive Officer)


*                                                Chief Financial Officer and Director                    September 28, 2001
--------------------------------------             (Principal Financial Officer)
Bruce Gross

*                                                Controller and Director                                 September 28, 2001
--------------------------------------             (Principal Accounting Officer)
Diane J. Bessette

*                                                Chairman of the Board of Directors                      September 28, 2001
--------------------------------------
Leonard Miller

*                                                Director                                                September 28, 2001
--------------------------------------
Allan J. Pekor


ON BEHALF OF THE FOLLOWING LISTED CO-REGISTRANTS:

NAME OF CO-REGISTRANT
---------------------

Canterbury Corporation (12) (53) (54) (58)
Countryplace Golf Course, Inc. (53) (54) (57) (58)
E.M.J.V. Corp. (29) (30) (53) (54) (58)
Greystone Construction, Inc. (6) (22.1) (45)
Greystone Homes of Nevada, Inc. (5) (16) (19)
Greystone Homes, Inc. (16) (18.1) (22)
Homecraft Corporation (54) (58) (59)
Imperial Homes Corporation (53) (54) (58) (59)
Lennar Financial Services, Inc. (24) (25) (42) (48)
Lennar Pacific Properties, Inc. (5) (16) (19)
Lennar Pacific, Inc. (5) (16) (19)
Lennar Sales Corp. (5) (16) (22)
North American Title Group, Inc. (24) (43) (47)
Lundgren Bros. Construction, Inc. (8) (10) (40) (44) (63.1)
Mid-County Utilities, Inc. (1) (11) (14)
Oceanpointe Development Corporation (7) (54) (58)
Orrin Thompson Construction Company (54) (59)
Orrin Thompson Homes Corp. (54) (59)
Paparone Construction Co. (54) (59)
Prairie Lake Corporation (12) (53) (54) (58)
REGTC, Inc. (13) (24) (43) (48)
Rivenhome Corporation (9) (53) (54) (58)
Rutenberg Homes, Inc. (FL) (9) (53) (54) (58)
Rutenberg Homes of Texas, Inc. (53) (54) (59)

NAME OF CO-REGISTRANT
---------------------

SLTC, Inc. (25) (34) (35) (43) (48) (62)
Stoney Corporation (2) (54) (58)
Summerway Investment Corp. (53) (58) (66)
U.S. Home Corporation (18) (43) (54.1) (61)
U.S. Home of Arizona Construction Co. (4) (54) (58)
U.S. Home of Colorado Real Estate, Inc. (54) (58) (67)
U.S. Home Realty Corporation (27) (30.1) (58)
U.S.H. Realty, Inc. (MD) (3) (53) (54) (58)
U.S. Home Realty, Inc. (TX) (54) (59)
U.S.H. Corporation of New York (30) (54) (59)
U.S.H. Los Prados, Inc. (53) (54) (56) (58)
Universal Title Insurors, Inc. (24) (33) (37) (43) (48)
USH (West Lake), Inc. (53) (54) (58) (60)
USH Acquisition Corp. (26) (53) (54) (63)
USH Equity Corporation (53) (54) (59)
USH Holding, Inc. (53) (54) (59)
USH Millennium Ventures Corp. (23) (54) (58)
USH Woodbridge, Inc. (28) (53) (54) (58)
USH/MJR, Inc. (50) (54) (58)
Weststone Corporation (2) (54) (58)


             SIGNATURE                                   TITLE(S)                                           DATE
             ---------                                   --------                                           ----
*                                              (1)  Chief Executive Officer                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
Philip F. Barber                                 and Director


*                                              (2)  Chief Executive Officer                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
Walter Beeman

*                                              (3)  Chief Executive Officer                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
Jerrold H. Berman

*                                              (4)  Chief Executive Officer                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
Steven L. Craddock

*                                              (5)  Director and Treasurer                           September 28, 2001
--------------------------------------           (Principal Financial Officer
Marc Chasman                                      and Principal Accounting Officer)
                                               (6)   Director
                                               (6.1)  Director and Controller
                                                 (Principal Accounting Officer)


*                                              (7)  Chief Executive Officer                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
Sam B. Crimaldi

             SIGNATURE                                   TITLE(S)                                           DATE
             ---------                                   --------                                           ----
*                                              (8) Vice President of Finance                         September 28, 2001
--------------------------------------            (Principal Financial Officer)
Laurie A. Verenocke

*                                              (9)  Chief Executive Officer                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
James E. Curry

*                                              (10) Treasurer                                        September 28, 2001
--------------------------------------            (Principal Accounting Officer)
Allan D. Lundgren

*                                              (11)  Director                                        September 28, 2001
--------------------------------------
Rory Dickens

*                                              (12)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Francis J. Dolan

*                                              (13)  President                                       September 28, 2001
--------------------------------------             (Principal Executive Officer)
J. Kent Altemus

*                                              (14)  Treasurer                                       September 28, 2001
--------------------------------------             (Principal Financial Officer
David Markham                                       and Principal Accounting Officer)


INTENTIONALLY BLANK                            (15) Reserved

*                                              (16)  Director                                        September 28, 2001
--------------------------------------
Robert W. Garcin

INTENTIONALLY BLANK                            (17)  Reserved

*                                              (18)  Chief Financial Officer (Principal              September 28, 2001
--------------------------------------           Financial Officer) and Director
Bruce Gross                                    (18.1)  Chief Financial Officer
                                                 (Principal Financial Officer and Principal
                                                    Accounting Officer)


*                                              (19)  President (Principal                            September 28, 2001
--------------------------------------          Executive Officer) and Director
Emile Haddad

INTENTIONALLY BLANK                            (20) Reserved

INTENTIONALLY BLANK                            (21) Reserved

*                                              (22)  President (Principal                            September 28, 2001
--------------------------------------           Executive Officer) and Director
Jonathan M. Jaffe                               22.1)  President (Principal
                                               (Executive Officer) and Director

             SIGNATURE                                   TITLE(S)                                           DATE
             ---------                                   --------                                           ----
*                                              (23)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Craig M. Johnson

*                                              (24) Chief Financial Officer
--------------------------------------           (Principal Financial Officer and
Nancy Kaminsky                                    Principal Accounting Officer) and Director         September 28, 2001
                                               (25)  Director


*                                              (26)  Director                                        September 28, 2001
--------------------------------------
Steven E. Lane

*                                              (27)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Gene E. Lanton                                   and Director


*                                              (28)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Charles Lindsay

*                                              (29)  President                                       September 28, 2001
--------------------------------------           (Principal Executive Officer)
Michael S. Lawson

*                                              (30) Treasurer                                        September 28, 2001
--------------------------------------           (Principal Accounting Officer)
Bill Daskarolis                                (30.1) Treasurer
                                                  (Principal Financial Officer and
                                                   Principal Accounting Officer)

INTENTIONALLY BLANK                            (31) Reserved

INTENTIONALLY BLANK                            (32) Reserved

*                                              (33)  President and Director                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
Beverly McReynolds

*                                              (34)  Director                                        September 28, 2001
--------------------------------------
N.S. Moize

*                                              (35)  President and Director                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
William G. Moize

INTENTIONALLY BLANK                            (36) Reserved

*                                              (37)  Director                                        September 28, 2001
--------------------------------------
Janice Munoz

             SIGNATURE                                   TITLE(S)                                           DATE
             ---------                                   --------                                           ----
INTENTIONALLY BLANK                            (38)  Reserved

INTENTIONALLY BLANK                            (39)  Reserved

*                                              (40)  Director                                        September 28, 2001
--------------------------------------
James R. Neilson

INTENTIONALLY BLANK                            (41) Reserved

*                                              (42)  President and Director                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
Allan J. Pekor                                 (43)  Director


*                                              (44)  Director                                        September 28, 2001
--------------------------------------
Peter Pflaum

*                                              (45)  Treasurer (Principal Financial                  September 28, 2001
--------------------------------------           Officer and Principal Accounting Officer)
Allan Quan

INTENTIONALLY BLANK                            (46) Reserved

*                                              (47)  President and Director                          September 28, 2001
--------------------------------------           (Principal Executive Officer)
Linda Reed                                     (48)  Director


INTENTIONALLY BLANK                            (49)  Reserved

*                                              (50)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Michael T. Richardson

INTENTIONALLY BLANK                            (51)  Reserved

INTENTIONALLY BLANK                            (52)  Reserved

*                                              (53)  Director                                        September 28, 2001
--------------------------------------
Chester P. Sadowski                            (54)  Chief Financial Officer
                                                 (Principal Financial Officer and
                                                    Principal Accounting Officer)
                                               (54.1) Controller
                                                 (Principal Accounting Officer)

INTENTIONALLY BLANK                            (55)  Reserved

             SIGNATURE                                   TITLE(S)                                           DATE
             ---------                                   --------                                           ----
*                                              (56)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Mike De Silva

*                                              (57)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Paul Sims

*                                              (58)  Director                                        September 28, 2001
--------------------------------------         (59)  Chief Executive Officer
Richard G. Slaughter                             (Principal Executive Officer)
                                                 and Director


*                                              (60)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Gregory A. Snyder

*                                              (61)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Robert J. Strudler                               and Director


*                                              (62) Chief Financial Officer                          September 28, 2001
--------------------------------------           and Controller (Principal Financial
E. Blake Utley                                   Officer and Principal Accounting
                                                 Officer)


*                                              (63)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Philip J. Walsh, III                           (63.1) Chief Executive Officer
                                                  (Principal Executive Officer)
                                                   and Director


INTENTIONALLY BLANK                            (64)  Reserved

INTENTIONALLY BLANK                            (65)  Reserved

*                                              (66)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Charles Webber, Jr.                              and Chief Financial Officer
                                                 (Principal Financial Officer and
                                                   Principal Accounting Officer)


*                                              (67)  Chief Executive Officer                         September 28, 2001
--------------------------------------           (Principal Executive Officer)
Jeffrey H. Whiton

INTENTIONALLY BLANK                            (68) Reserved

ON BEHALF OF THE FOLLOWING LIMITED PARTNERSHIP CO-REGISTRANTS:

NAME OF CO-REGISTRANT                                                GENERAL PARTNER OF CO-REGISTRANT
---------------------                                                --------------------------------
Lennar Homes of Texas Land and Construction, Ltd.                      Lennar Texas Holding Company
Lennar Homes of Texas Sales and Marketing, Ltd.                        Lennar Texas Holding Company
Lennar Pacific, L.P.                                                   Greystone Homes, Inc.
Mission Viejo 12S Venture, LP                                          Mission Viejo Holdings, Inc.



               SIGNATURE                                          TITLE(S)                                     DATE
*                                          Director of each of: Lennar Texas Holding                    September 28, 2001
--------------------------------------     Company and Mission Viejo Holdings, Inc.
Diane J. Bessette

*                                          Director of Greystone Homes, Inc.                            September 28, 2001
--------------------------------------
Marc Chasman

*                                          Director of Greystone Homes, Inc.                            September 28, 2001
--------------------------------------
Robert W. Garcin

*                                          Director of each of: Lennar Texas                            September 28, 2001
--------------------------------------       Holding Company and Mission
Bruce Gross                                  Viejo Holdings, Inc.


*                                          Director of Greystone Homes, Inc.                            September 28, 2001
--------------------------------------
Jonathan M. Jaffe

*                                          Director of each of: Lennar                                  September 28, 2001
--------------------------------------       Texas Holding Company and
Leonard Miller                               Mission Viejo Holdings, Inc.


*                                          Director of each of: Lennar                                  September 28, 2001
--------------------------------------       Texas Holding Company and
Stuart A. Miller                             Mission Viejo Holdings, Inc.


*                                          Director of each of: Lennar Texas                            September 28, 2001
--------------------------------------       Holding Company and Mission Viejo
Allan J. Pekor                               Holdings, Inc.




*By:   /s/ David B. McCain
       -------------------------------
        David B. McCain,
        as Attorney-in-Fact

                                  EXHIBIT INDEX



EXHIBIT
NUMBER            EXHIBIT
------            -------
  4.1             Form of Indenture, dated as of December 31, 1997, between the Company and
                  Bank One Trust Company, N.A., as successor in interest to The First
                  National Bank of Chicago, (incorporated by reference to the Company's
                  Registration Statement on Form S-3, file number 333-45527, dated February
                  3, 1998).

  4.2(a)          The Company's Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, dated March 1,
                  1999), as amended by the Certificate of Amendment to Certificate of
                  Incorporation, dated April 9, 1999 (incorporated by reference to Exhibit
                  3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended
                  November 30, 1999, file number 1-11749, dated February 28, 2000).

 4.2(b)           By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the
                  Company's Current Report on Form 8-K, file number 1-06643, dated November
                  17, 1997).

5.1               Opinion of Clifford Chance Rogers & Wells LLP.

12.1              Statements of computation of ratios of earnings to fixed charges.

23.1              Consent of Clifford Chance Rogers & Wells LLP (contained in Exhibit 5.1).

23.2              Consent of Deloitte & Touche LLP (filed with this amendment).

23.3              Consent of Arthur Andersen LLP (filed with this amendment).

24.1              Power of Attorney (included with the signature pages).

25.1              Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture. Incorporated by reference to Registration Statement File
                  No. 333-45527.